                                                                   Exhibit 16(d)

                  Merrill Lynch Florida Municipal Bond Fund
         of Merrill Lynch Multi-State Municipal Series Trust - Class D
                              10/21/94 - 7/31/94

                                               Since              Since
                                             Inception          Inception
                                           Average Annal          Total
                                           Total Return          Return*
                                           -------------      ------------
   Initial Investment                        $1,000.00           $1,000.00

   Divided by Initial Maximum
      Offering Price                              9.88
                                             ---------

   Divided by Net Asset Value                                         9.48
                                                                ----------
   Equals Shares Purchased                     101.266             105.485

   Plus Shares Acquired through
      Dividend Reinvestment                      4.218               4.394
                                            ----------          ----------

   Equals Shares Held at 07/31/91              105.484             109.879

   Multiplied by Net Asset
      Value at 07/31/91                           9.86                9.86
                                            ----------          ----------
   Equals Ending Redeemable Value at
      $1,000 Investment (ERV) at 7/31/95      1,040.07            1,083.41

   Divided by $1,000 (P)                        1.0401              1.0834

   Subtract 1                                   0.0401              0.0834

   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period (T)                  4.91%
                                            ==========
   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period                                          8.34%
                                                                ==========
   ERV divided by P                             1.0401

   Raise to the power of                        1.2898

   Equals                                       1.0520

   Subtract 1                                   0.0520

   Expressed as a percentage
      equals the Average
      Annualized Total Return                    5.20%
                                            ==========

   * Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

                  MERRILL LYNCH FLORIDA MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D



     Long term income generally based on yield to
         maturity times market value of each security               $37,095

     Plus short term income accrued for the past
        thirty days                                                   6,049
                                                            ---------------

     Equals Total Income                                             43,144

     Less expenses for the past thirty days                          -6,020
                                                             --------------

     Equals net monthly income for yield calculation                 37,124
                                                             --------------

     Average shares outstanding for 30 days                         881,746

     Times the Maximum Offering Price                                 10.26
                                                             --------------

     Equal total dollars                                         $9,046,717
                                                             ==============

     Net monthly income divided by total dollars equals         0.004103629

     Add 1                                                      1.004103629

     Raise to the power of 6                                    1.024875756

     Subtract 1                                                 0.024875756

     Times 2                                                    0.049751511

     Expressed as a percentage equals the
       standardized yield for 30 day period                           4.98%
                                                                    =======

     Tax Rate                                                        28.00%

     X = 1 minus Tax Rate                                            72.00%

     Standardized Yield divided by X equals
       Tax Equivalent Yield for 30 day Period                         6.92%
                                                                    =======